                                                                   EXHIBIT 10.21

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement ("Agreement") is entered into as of January 16, 1996, by and between, on the one hand, Sunbase Asia, Inc., a Nevada corporation ("Sunbase") and Smith Acquisition Company, Inc. d/b/a/ Southwest Products Company, a California corporation ("Southwest") and, on the other hand, William
R. McKay, an individual ("Employee"), with respect to the following facts:

          A. Pursuant to that certain Agreement and Plan of Reorganization and Merger, dated December 29, 1995, by and among Sunbase, Southwest and certain shareholders of Southwest (including, but not limited to, Employee) Southwest is being merged with a subsidiary of Sunbase, whereby Southwest will be the surviving corporation.

          B. Southwest and Sunbase desire to employ Employee as President and Chief Executive Officer of Southwest and Sunbase.

          C.     Employee desires to be so employed.

          NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the parties hereto hereby agree as follows:

          1.     Term of Employment. Southwest and Sunbase hereby employ
                 ------------------
Employee and Employee accepts such employment commencing on the date first set forth above and terminating on that date which is five (5) years therefrom, unless sooner terminated as provided herein.

          2.     Services to be Rendered.
                 -----------------------

          2.1    Duties. Employee shall be employed to serve as President and
                 ------
Chief Executive Officer of Southwest and in such other executive capacities as the Board of Directors of Southwest (the "Board") may, in its sole discretion, determine from time to time. Employee shall also serve, without any additional salary or compensation, as President and Chief Executive Officer of Sunbase and shall, if requested by the Board, provide services as an officer to any parent or subsidiary of Southwest or Sunbase, or any company into which Southwest may be merged, and any parent or subsidiary thereof (individually, a "Related Entity"), provided that the business of any such Related Entity is related to the manufacture, distribution or sale of bearing products. Employee shall have the responsibilities, duties and powers customarily associated with such positions and shall perform such duties pertaining to the business of

Southwest, Sunbase or any Related Entity as the Board may from time to time direct. Employee hereby consents to serve as a director of Southwest, Sunbase or any Related Entity without any additional salary or compensation, if requested to do so by the Board. Employee shall be subject to the policies and procedures generally applicable to senior executive employees of Southwest to the extent the same are not inconsistent with any term of this Agreement. Employee's principal place of employment shall be located within the County of Los Angeles, State of California.

          2.2    Exclusive Services. Employee shall at all times faithfully,
                 ------------------
industriously and to the best of his ability, experience and talents, perform all of the duties that may be assigned to him hereunder and shall devote such time to the performance of these duties as may be customary, necessary or appropriate therefor. Employee shall be available on a full time basis to perform the duties assigned to him hereunder; provided, however, that Employee may devote time to personal and family investments and charitable and philanthropic activities to the extent that such investments and activities do not conflict with the business of Southwest, Sunbase or any Related Entity. The existence of such a conflict shall be determined in good faith by the Board.

          3.     Compensation and Benefits. Southwest shall pay the compensation
                 -------------------------
and provide the benefits which are set forth below to Employee during the term hereof, and Employee shall accept the same as full and complete payment for all services rendered by Employee to, or for the benefit of, Southwest, Sunbase or any Related Entity:

          3.1    Salary. A base salary ("Base Salary") of Two Hundred Eighty-
                 ------
Five Thousand Dollars ($285,000) per annum. The Base Salary shall be payable in accordance with the then current payroll practices of Southwest which Southwest may, in its sole discretion, change from time to time. McKay's Base Salary shall be reviewed annually, as soon as the relevant financial information is available for, as applicable, Southwest, Sunbase and the Related Entities, but in no event later than four (4) months after the end of each fiscal year of Southwest, by the Board or by a compensation committee (the "Compensation Committee") which is established by the Board, provided that the Compensation Committee is established to review the compensation of all senior officers. As a result of such review, the Base Salary may be increased or, if based on United States generally accepted accounting principles, Southwest has failed to generate a positive net operating income for the immediately preceding year, decreased, at the sole discretion of the Board or the Compensation Committee, provided that the following review procedures are followed by the Board or the Compensation Committee, as applicable.

          (a)    Decrease of Salary.  In reviewing the performance of Employee
                 ------------------
with respect to decreasing the Base Salary, the Board or the Compensation Committee shall exclusively evaluate whether Southwest has generated a positive net operating income for the relevant fiscal year based solely on Southwest's sales of those products that are manufactured by Southwest. The Board or the Compensation Committee shall exclude from the calculation of Southwest's net operating income: (i) any payments of principle or interest made by Southwest to Foothill Capital Corporation, as a result of Sunbase failing to make a capital contribution to Southwest as required under Section 10.7 of the Agreement and Plan of Reorganization and Merger, dated December 29, 1995, by and among Sunbase, Southwest and certain shareholders of Southwest, (ii) any payments of interest made by Southwest to Sunbase as a result of Sunbase making a capital contribution to Southwest in the form of debt, (iii) any payments of income tax made by Southwest and (iv) any costs, expenses or losses that would normally and reasonably be attributed to, and any revenue that is generated by, Sunbase or any Related Entity, including, but not limited to, any revenue, costs, expenses or losses relating to the distribution or marketing of products of Hong Xing Bearing Company or Harbin Bearing Company Limited. Should any such revenues, costs, expenses or losses be attributed to Southwest for purposes of cost allocation, accounting or any other reason, for purposes of this Section 3.1 only, the financial statements of Southwest shall be adjusted so that they exclusively reflect the performance of Southwest as provided above, to the exclusion of any such revenue, costs, expenses or losses.

          (b)    Increase of Salary.  In reviewing the performance of Employee
                 ------------------
with respect to increasing the Base Salary, the Board or the Compensation Committee shall evaluate the profitability of Southwest and may, in addition and at its sole discretion, evaluate the profitability of Sunbase and any Related Entity.

          (c)    Minimum Base Salary.  In no event shall the Board decrease the
                 -------------------
Base Salary to an amount less than Two Hundred Twenty-Five Thousand Dollars ($225,000).

          (d)    Change in Base Salary.  If the Board or the Compensation
                 ---------------------
Committee increases the Base Salary at any time other than before the first payment of Base Salary normally due in any year hereunder, Southwest shall make a lump sum payment to Employee at the time of such increase, in an amount equal to the difference between (i) the total amount of Base Salary that Employee would have been paid if the Base Salary, as so increased, had been paid from the beginning of such year to the date on which the Base Salary is actually increased and (ii) the amount of Base Salary actually paid for such period. In addition, Southwest shall equally increase the remaining payments of the Base Salary on a go-forward basis so that the total Base Salary paid for such year equals the total amount of the Base Salary as increased. If the Board or the Compensation Committee decreases the Base Salary for any year hereunder, Southwest shall, at the time it decreases the Base Salary and on a go-forward basis, equally decrease all remaining payments of the Base Salary for such year so that the total Base Salary paid to Employee for such year is equal to the total Base Salary as so decreased. If Employee's Base Salary is decreased hereunder for any fiscal year, and Southwest generates a positive net operating income in the subsequent year, Employee's Base Salary shall be increased to, at a minimum, Two Hundred Eighty-Five Thousand Dollars ($285,000) for the year following such subsequent year.

          (e)    Effect of Employee's Death or Disability on Base Salary.  If
                 -------------------------------------------------------
Employee dies or, as defined in Section 7.1 below, becomes totally disabled, Southwest shall continue to pay Employee or Employee's heirs, successors or assigns the Base Salary for a period of six (6) months, commencing on the date that Employee dies or becomes totally disabled.

          3.2    Bonus. At the end of each fiscal year of Southwest, the Board
                 -----
of Directors of Sunbase (the "Sunbase Board") shall review Employee's performance for such fiscal year and, in addition to the Base Salary, may choose to pay Employee, at the sole discretion of the Sunbase Board, a bonus for the relevant fiscal year. Any payment hereunder to Employee of a bonus in any particular year shall not obligate Sunbase or Southwest to pay Employee a bonus in any other year. In reviewing the performance of Employee with respect to paying Employee a bonus, the Sunbase Board shall review the performance and profitability of Southwest, Sunbase and any Related Entity to which Employee provides services hereunder.

          3.3    Stock Options. Sunbase shall grant Employee, under the 1995
                 -------------
Sunbase Asia, Inc. Stock Option Plan, options to purchase shares of the common stock of Sunbase ("Options"). The principal terms of the Options are set forth below and all of the terms of the Options are set forth in a stock option agreement (a copy of which is attached hereto as Exhibit A and incorporated herein by this reference). Concurrent with the due execution of this Agreement, Sunbase shall issue Employee eight hundred thousand (800,000) Options, each of which will entitle Employee the right to purchase from Sunbase one (1) share of the common stock of Sunbase. The right to purchase such shares, at the respective price per share as set forth below, will vest in Employee at the rate of one hundred sixty thousand (160,000) Options per each full year during which Employee remains employed by Employer, with the first year period commencing as of the date first set forth above. Employee may exercise the Options that have vested and purchase shares of the common stock of Sunbase, at the following prices:

                       Exercise Price of
     Full Years of     Options that Vest
     Employment        After Each Such Year
     ---------------   --------------------

     One                       $ 6.65
     Two                       $ 7.75
     Three                     $ 9.25
     Four                      $10.75
     Five                      $12.75

          (a)    Expiration of Options.  All unexercised Options shall expire on
                 ---------------------
that date which is six (6) years after the date on which such Options have vested.

          (b)    Effect of Employee's Death or Disability on Options.  If, on
                 ---------------------------------------------------
the date that Employee dies or, as defined in Section 7.1 below, becomes totally disabled, Employee has completed one hundred eighty-three (183) or more days of employment for the relevant year, then in addition to any Options that have vested in any previous year(s) of employment hereunder, the amount of one hundred sixty thousand (160,000) Options will be deemed vested in Employee as if Employee had remained employed for the full year. If, on the date that Employee dies or becomes totally disabled Employee has completed one hundred eighty-two
(182) or less days of employment for the relevant year, then, in addition to any Options that have vested in Employee for any previous year(s) of employment hereunder, the amount of eighty thousand (80,000) Options shall be deemed vested in Employee. Any Options that have vested as of the date that Employee dies may be exercised by Employee's estate, heirs, successors or assigns, prior to such Options' expiration as described in Section 3.3(a) above. If Employee becomes totally disabled, Employee, or, if necessary, Employee's assigns, may exercise any Options which have vested as of the date on which Employee becomes so disabled prior to such Options' expiration as described in Section 3.3(a) above.

          (c)    Effect of Employee's Termination.  If Employee is terminated
                 --------------------------------
pursuant to Section 7.2 below, all unexercised Options shall expire on that date which is ninety (90) days after the date of such termination; provided, however, that notwithstanding Section 3.3 (e) below, upon Employee's written request, at any time during the two-week period that commences on the date that Employee is terminated pursuant to Section 7.2 below and, provided that such a registration statement is not already in effect, Sunbase shall file a Form S-8 Registration Statement with the Securities and Exchange Commission covering that amount of shares of the common stock of Sunbase which are issued to Employee hereunder. Provided that Employee requests that the Form S-8 Registration Statement be so filed in accordance with the foregoing, Sunbase shall file the Form S-8 Registration Statement by such date, or toll the ninety (90) day period set forth above for such amount of time, so that Employee has no less than thirty
(30) days to sell the common stock of Sunbase while the Form S-8 Registration Statement is in effect.

          (d)    Effect of Employee's Improper Termination of This Agreement.
                 -----------------------------------------------------------
If Employee resigns or terminates this Agreement for any reason other than based on a material breach hereof by Southwest or Sunbase, all unexercised Options shall expire immediately.

          (e)    Registration Rights and Holding Period.  Upon Employee's
                 --------------------------------------
written request, at any time during the eight (8) year period that commences two
(2) years after the date first set forth, Sunbase shall file with the Securities and Exchange Commission a Form S-8 Registration Statement covering that amount of shares of the common stock of Sunbase which are issued to Employee hereunder. Notwithstanding the foregoing, Employee shall not resell any shares of the common stock underlying the Options that are issued to Employee hereunder for a holding period of one (1) year, which period shall commence on the date that the right to exercise the Options with respect to such shares vests in Employee.

          3.5    Benefits and Vacation. Employee shall be entitled to
                 ---------------------
participate in benefits under Southwest's benefit plans and arrangements made available by Southwest to its senior officers, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Southwest shall have the right to amend or delete any such benefit plan or arrangement made available by Southwest to its senior officers. Employee shall be entitled to the number of paid vacation days in each calendar year determined by Southwest from time to time for its senior officers which, at a minimum, shall be twenty-eight (28) days per year, provided that Employee shall not take more than fourteen (14) such days sequentially at any given time. Employee shall also be entitled to all paid holidays given to Southwest's senior officers.

          3.6    Automobile Expense. During the term of this Agreement,
                 ------------------
Southwest shall pay to Employee the amount of Fifteen Thousand Dollars ($15,000) per annum as reimbursement for any and all costs and expenses which Employee incurs in connection with the purchase or lease, operation and maintenance of an automobile. The foregoing reimbursement does not include costs and expenses incurred by employee in connection with Employee's renting of automobiles, as necessary or appropriate to satisfy Employee's obligations hereunder.

          3.7    Expenses. Southwest shall reimburse Employee for reasonable
                 --------
out-of-pocket expenses incurred by Employee in connection with the business of Southwest, Sunbase and any Related Entity and the performance of Employee's duties hereunder, subject to (i) such policies as the Board may from time to time establish and (ii) Employee furnishing Southwest with documentation in the form of receipts satisfactory to Southwest substantiating such expenses.

          3.8    Withholding and Other Deductions. All compensation payable and
                 --------------------------------
benefits provided to Employee hereunder shall be subject to such deductions as Southwest is from time to time required to make pursuant to law, governmental regulation or order.

          4.     Representations and Warranties of Employee. Employee represents
                 ------------------------------------------
and warrants to Southwest that Employee is not a party to any contract or subject to any restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or any other interest of Southwest, Sunbase or any Related Entity, and that Employee is fully physically and mental able and competent to performance his duties hereunder.

          5.     Confidential Information. Employee acknowledges that the nature
                 ------------------------
of Employee's engagement hereunder is such that Employee will have access to "Confidential Information" (as defined below) which is of great value and that except for such engagement, Employee would not otherwise have access to the Confidential Information. During the term of this Agreement, Employee shall keep all Confidential Information in confidence and shall not disclose any of the same to any other person, except (i) the personnel of

Southwest or Sunbase with a need to know and (ii) other persons designated in writing by the Board. Employee shall not cause, suffer or permit the Confidential Information to be used for the gain or benefit of any party outside of Southwest or Sunbase or for Employee's personal gain or benefit outside the scope of Employee's employment hereunder. The term "Confidential Information" as used herein means all information or material not generally known other than by the personnel of Southwest or Sunbase which (i) gives Southwest or Sunbase a competitive business advantage or the opportunity of obtaining such advantage, or the disclosure of which could be detrimental to the interests of Southwest or Sunbase; (ii) is owned by Southwest or Sunbase or in which Southwest or Sunbase has an interest and (iii) is either marked "Confidential Information," "Proprietary Information" or the like or is known or should be known by Employee to be considered confidential and proprietary by Southwest or Sunbase. NOTWITHSTANDING THE ABOVE, HOWEVER, NO INFORMATION CONSTITUTES CONFIDENTIAL INFORMATION IF IT IS GENERIC INFORMATION OR GENERAL KNOWLEDGE WHICH EMPLOYEE WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT ELSEWHERE IN THE TRADE OR IF IT IS OTHERWISE PUBLICLY KNOWN AND IN THE PUBLIC DOMAIN.

          6.     Insurance. Southwest shall have the right to take out life,
                 ---------
health, accident, "key-man" or other insurance covering Employee, in the name of Southwest and at Southwest's expense in any amount deemed appropriate by Southwest. Employee shall assist Southwest in obtaining such insurance, including, but not limited to, submitting to any required examinations and providing information and data which are required by insurance companies.

          7.     Termination.
                 -----------

          7.1    Death or Total Disability of Employee. If Employee dies or
                 -------------------------------------
becomes totally disabled during the term of this Agreement, this Agreement and Employee's employment hereunder shall automatically terminate. For purposes of this Section 7.1, Employee shall be deemed totally disabled if Employee becomes physically or mentally incapacitated or disabled or otherwise unable fully to discharge Employee's duties hereunder for any period of ninety (90) consecutive calendar days or for one hundred twenty (120) calendar days in any one hundred eighty (180) calendar-day period.

          7.2    Termination for Cause. Employee's employment hereunder may be
                 ---------------------
terminated immediately by Southwest for cause. For purposes of this Section 7.2, the term "cause" means the occurrence of any of the following events:

          (a) Employee's breach of any of the covenants contained in Section 5 above;

          (b) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime which results in the imprisonment of Employee in a federal or state penitentiary;

          (c) Employee's willful failure or refusal to perform Employee's duties as required by this Agreement provided that Employee does not cure such failure or refusal to perform within four (4) weeks of written notice thereof by Southwest;

          (d) Employee's gross negligence or material violation of any duty of loyalty to Southwest, Sunbase or any Related Entity provided that Employee does not cure such negligence or violation within four (4) weeks of written notice thereof by Southwest; or

          (e) Employee's breach of any other provision of this Agreement, provided that prior to termination of Employee's employment pursuant to this subsection (e), Employee shall have first received written notice from the Board stating with specificity the nature of such breach and affording Employee four
(4) weeks to correct the alleged breach.

Notwithstanding the foregoing Section 7.2, Employee's refusal to disclose to any person or entity information concerning or relating to the business or technology of Sunbase, Southwest or any Related Entity, which would constitute a violation of applicable law, will not, based solely on such refusal, constitute "cause" as such term is used herein or otherwise be deemed a breach of this Agreement.

          7.3    Dissolution of Southwest. Southwest or Sunbase can immediately
                 ------------------------
terminate this Agreement, and Employee's employment hereunder, if Southwest is dissolved or ceases to conduct business for any reason whatsoever; provided, however, that upon such termination Southwest shall pay Employee an amount equal to twelve (months) of Employee's Base Salary, based on the amount of the Base Salary at the time of such termination.

          7.4    Return of Property. If this Agreement is terminated for any
                 ------------------
reason, Southwest shall have the right to require Employee to vacate his offices prior to the effective date of such termination and to cease all activities on Southwest's and Sunbase's behalf. Upon the termination of his employment, Employee shall immediately surrender to Southwest all lists, books and records relating to the business of Southwest, Sunbase and any Related Entity and all other property belonging to Southwest, Sunbase or any Related Entity, it being distinctly understood that all such lists, books and records, and other documents are the property of Southwest, Sunbase or any Related Entity.

          8.     General Relationship.  Employee shall be an employee of
                 --------------------
Southwest within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

          9.     Miscellaneous.
                 -------------

          9.1    Modification; Prior Claims.  This Agreement sets forth
                 --------------------------
the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party. Employee hereby waives any claims that may exist on the date hereof arising from his prior employment with Southwest, other than for compensation payable or reimbursement of reasonable expenses, all as incurred in the ordinary course of business.

          9.2    Assignment. The rights and obligations of Southwest under this
                 ----------
Agreement may, without the consent of Employee, be assigned by Southwest or Sunbase (i) to any person, firm, corporation or other entity which, whether by purchase, merger or otherwise, directly or indirectly, acquires or controls all or substantially all of the assets or business of Southwest, or (ii) to any Related Entity provided that the business of such assignee is related to the manufacture, distribution or sale of bearing products. The rights and obligations of Employee under this Agreement cannot be assigned.

          9.3    Third-Party Beneficiaries. Other than as expressly set forth in
                 -------------------------
this Agreement, this Agreement does not create and shall not be construed as creating any rights enforceable by any person or entity not a party to this Agreement .

          9.4    Waiver. The failure of either party hereto at any time to
                 ------
enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

          9.5    Section Headings. The headings of the sections in this
                 ----------------
Agreement are inserted solely for the convenience of the parties and are not a part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          9.6    Notices. All notices, requests and other communications
                 -------
hereunder shall be in writing and shall be delivered by courier or other means of personal service, sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, addressed as follows:

          Southwest:

                 Smith Acquisition Company
                 d/b/a Southwest Products Company
                 2240 Buena Vista Street
                 Irwindale, CA  91706
                 Facsimile:  (818) 303-6141
                 Attention:  William R. McKay

          Sunbase:

                 Sunbase Asia, Inc.
                 19/F, First Pacific Bank Centre
                 51-57 Gloucester Road
                 Wanchai, Hong Kong
                 Facsimile:  011-852-2865-4293
                 Attention:  Mr. Roger Li

          Employee:

                 William R. McKay
                 777 South Woodward Boulevard
                 Pasadena, CA  91107
                 Facsimile:  (818) 405-0189

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above desig-nate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

          10.    Severability. All sections, clauses and covenants contained in
                 ------------
this Agreement and portions thereof are severable, and in the event any of them shall be held to be invalid by a court of competent jurisdiction, this Agreement shall be interpreted as if such invalid sections, clauses or covenants or portions thereof were not contained herein or, if appropriate or reasonable, such court shall have the power to modify such section, clause or covenant or portion thereof and, in its so modified form, such section, clause or covenant shall then be deemed valid and enforceable.

          10.1   Governing Law and Venue. This Agreement shall be governed by
                 -----------------------
and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the State or Federal courts located in the County of Los Angeles, State of California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereto hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

          10.2   Attorneys' Fees. If any legal action, arbitration or other
                 ---------------
proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurs in such action or proceeding, in addition to any other relief to which it may be entitled.

          10.3   Gender and Tense. Where the context so requires, the use of the
                 ----------------
masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa.

          10.4   Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          10.5   Construction.  The rule of construction that any ambiguity in
                 ------------
an agreement be construed against such agreement's drafter shall apply to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.


Sunbase Asia, Inc.                           -----------------------------------
                                             William R. McKay


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

Smith Acquisition Company, Inc.
d/b/a Southwest Products Company


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------